EXHIBIT 10(iii)A(3)
AMENDMENT NO. 1
TO
ACUITY BRANDS, INC.
EXECUTIVES’ DEFERRED COMPENSATION PLAN

THIS AMENDMENT made as of this 2nd day of October, 2002, by ACUITY BRANDS, INC. (the “Company”).

W I T N E S S E T H

WHEREAS, the Company maintains the Acuity Brands, Inc. Executives’ Deferred Compensation Plan (“Plan”) for the benefit of certain key employees of the Company; and

WHEREAS, based upon a review of the Company’s deferred compensation programs for key employees, the Company has decided to freeze the Plan and to cease future contributions by executives and by the Company to the Plan;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Article II is hereby amended by adding a new Section 2.4, as follows:

“2.4 Effective for Fiscal Years commencing on or after September 1, 2002, Eligible Executives shall not be permitted to defer any portion of their bonus for such Fiscal Year to the Plan.”

2.

Article III is hereby amended by adding the following to the end of the present provision:

“After October 1, 2002, the Company shall cease to make contributions to the Company Contribution Account for Eligible Executives.”

3.

Section 6.3 is hereby amended by adding the following paragraph to the end of the present section:

“Effective October 1, 2002 and in accordance with such rules as the Company may establish, a Participant may elect to make the deferral election provided for in this Section 6.3 with respect to all Class Year Accounts as to which the five-year period has not yet passed and that would otherwise by payable more than one year in the future.”

4.

The foregoing amendments to the Plan shall be effective as of the dates indicated. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

ACUITY BRANDS, INC.

By:	/s/ JAMES S. BALLOUN